Exhibit 99.2

1 Trademark of Trinseo PLC or its affiliates Transaction Support Agreement to Extend Debt Maturities and Increase Liquidity December 10, 2024

Disclosure Rules

TRINSEO

This presentation contains certain forward-looking statements, including without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," "believe," "intend," "forecast," "estimate," "see," "outlook," "will," "may," "might," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Examples of forward-looking statements include, without limitation, statements concerning our ability to consummate the proposed transactions described herein, including the note exchange offer and the solicitation of lender consents, the timing of the transactions and other statements which are not statements of historical facts. Forward-looking statements reflect management's evaluation of information currently available and are based on the Company's current expectations and assumptions regarding its business, the economy, its current indebtedness, accessibility of debt markets, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Specific factors that may cause future results to differ from those expressed by the forward-looking statements, or otherwise impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction services agreement; the effect of the announcement of the transactions described herein on the Company's ability to operate its business and retain and hire key personnel and to maintain favorable business relationships; the timing of the transactions described herein; the ability to satisfy closing conditions to the completion of the transactions described herein; the Company's ability to achieve the anticipated benefits from the transactions described herein; other risks related to the completion of the transactions described herein and actions related thereto; our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K filed with the SEC on February 23, 2024, under Part I, Item 1A – Risk Factors, our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024, and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company's actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US ("GAAP") including Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section.

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Summary of Transaction

TRINSEO

Trinseo announces a transaction, supported by a majority of secured creditors and noteholders, that enhances liquidity, refinances the remaining 2025 Senior Notes, extends the revolver maturity and exchanges the 2029 Senior Notes at a discount to par

Key Transaction Terms

- **Replaces the $375MM 2026 Revolving Facility with a new $300MM 2028 Revolving Facility**
- **Upsizes the 2028 Refinance Term Loans by $115MM**
  - Proceeds to fund the redemption of the remaining 2025 Senior Notes
- **Noteholders representing ~74% of the 2029 Senior Notes agreed to exchange their 2029 Senior Notes for new 2029 Second Lien Senior Secured Notes at an exchange price of $850 for every $1,000 of 2029 Senior Notes**
  - Trinseo is launching an exchange offer for all remaining 2029 Senior Notes to exchange into the new 2029 Second Lien Senior Secured Notes on the same terms

Proforma Capitalization Table (as of 9/30/24)

Security	Maturity	Rate	Carrying Amount	Transaction Adjustments	Proforma Value
$300MM 2028 Revolving Facility	Feb-28	S+225bps	*n.a.*	*Issued*	--
$375MM 2026 Revolving Facility	May-26	S+225bps	--	*Terminated*	*n.a.*
$150MM Accounts Receivable Securitization Facility	Jan-28	S+475bps	$75	--	$75
2028 Term Loan B	May-28	S+250bps	$724	--	$724
2028 Refinance Term Loans	May-28	S+850bps (1)	$1,070	$115	$1,185
2029 Second Lien Senior Secured Notes	May-29	7.625% (2)	*n.a.*	$280	$280 (3)
Total Secured Debt			**$1,869**	**$395**	**$2,264**
2025 Senior Notes	Sep-25	5.375%	$115	($115)	--
2029 Senior Notes	Apr-29	5.125%	$447	($330)	$117 (3)
Total Unsecured Debt			**$562**	**($445)**	**$117**
Other Indebtedness			$8	--	$8
Total Debt			**$2,438**	**($49)**	**$2,389**

Note: Dollars in millions. Totals may not sum due to rounding. Presented assuming illustrative transaction date of 9/30/24 and only participation from Supporting 2029 Noteholders, as defined in the transaction documents. Interest rates exclude credit spread adjustments.

(1) Reflects cash rate. PIK toggle option through September 9, 2025 at a rate of S+4.25% Cash / 5.25% PIK.

(2) PIK toggle option for 36 months post issuance at a rate of 5.125% cash + 2.50% PIK.

(3) Reflects Supporting 2029 Noteholders participation only. Amounts subject to change depending on final participation of 2029 Senior Notes.

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4 $115 $1,794 $447 2024 2025 Senior Notes 2026 2027 2028 Term Loans 2029 Senior Notes No Debt Maturities until 2028 and New $300 million 2028 Revolving Credit Facility Increases Liquidity As Reported Pre - Transaction ($MM) May April (1) Reflects Supporting 2029 Noteholders participation only. Amounts subject to change depending on final participation of 20 29 Senior Notes. (2) Net of $20 million outstanding letters of credit as of September 30, 2024 September Proforma Post - Transaction ($MM) $1,909 $398 (1) 2024 2025 Senior Notes 2026 2027 2028 Term Loans 2029 Senior Notes & 2L Senior Secured Notes May April & May New $300 million 2028 Revolving Credit Facility • New facility maturing February 2028 replaces existing facility maturing May 2026 • Entire facility immediately available (2) • On a proforma basis, increases September 30, 2024 availability from $92 million to $280 million (2) Proforma Debt Maturity Schedule as of September 30, 2024

5 Appendix

Cash Generation Forecast

TRINSEO

2024 cash used in operations of $7 million to $17 million and negative Free Cash Flow(1) of $72 million to $82 million

2025 cash from operations of $5 million to $25 million and negative Free Cash Flow(1) of $40 million to $60 million

	2024E			2025E		
(In $millions, unless noted)	**Low**	**Base**	**High**	**Low**	**Base**	**High**
Adjusted EBITDA(1)(2)	218	223	228	300	325	350
Cash Interest	(200)	(200)	(200)	(190)	(190)	(190)
Cash Taxes	(20)	(20)	(20)	(30)	(35)	(40)
Capital Expenditures(3)	(65)	(65)	(65)	(65)	(65)	(65)
Project / Restructuring Costs	(45)	(45)	(45)	(45)	(45)	(45)
Turnarounds	(10)	(10)	(10)	(10)	(10)	(10)
Working Capital / Other	40	40	40	(20)	(30)	(40)
Free Cash Flow(1)	**(82)**	**(77)**	**(72)**	**(60)**	**(50)**	**(40)**

- Approximately $100 million of incremental EBITDA improvement from cost, organic growth and sustainability projects expected through 2026 (approximately $80 million expected to be realized in 2025)
- 2025 forecast includes $26 million of EBITDA from a polycarbonate technology license in India
- Expected one-time spend of $15 million related to North America R&D center (of which $5 million is CapEx)
- Approximately $65 million of restructuring cost in 2025 and 2026
  - ~$41 million from Stade, Germany polycarbonate closure
  - ~$24 million from Terneuzen, the Netherlands and Boehlen, Germany styrene closures and other initiatives

(1) See Appendix for a reconciliation of non-GAAP measures
(2) 2025E Adjusted EBITDA includes a full year of Americas Styrenics. Americas Styrenics Q1'25E Low / Base / High estimate of $8 / $16 / $20 million
(3) Approximately 50% of 2024E capital expenditures are related to maintenance projects

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7 Net Sales by Segment and Trade Volume (1) Trade Volume excludes styrene - related sales (2) US PMMA businesses reflect approximately 50% of 2025E Engineered Materials Adjusted EBITDA NOTE: Totals may not sum due to rounding (In $millions, unless noted) Low Base High Low Base High Trade Volume (kilotons) (1) 1,460 1,470 1,480 1,431 1,476 1,521 Engineered Materials (2) 827 830 834 825 849 872 Latex Binders 962 966 970 915 942 969 Plastics Solutions 1,041 1,050 1,059 936 977 1,017 Polystyrene 678 686 693 662 677 691 Net Sales 3,508 3,532 3,556 3,338 3,444 3,549 2025E2024E

US GAAP to Non-GAAP Reconciliation

TRINSEO

(In $millions, unless noted)	Year Ended Dec 31, 2024 Low	Year Ended Dec 31, 2024 Base	Year Ended Dec 31, 2024 High	Year Ended Dec 31, 2025 Low	Year Ended Dec 31, 2025 Base	Year Ended Dec 31, 2025 High
Adjusted EBITDA	218	223	228	300	325	350
Interest expense, net	268	268	268	260	260	260
Provision for income taxes	34	34	34	33	33	33
Depreciation and amortization	188	188	188	175	175	175
Reconciling items to Adjusted EBITDA[1]	40	40	40	0	0	0
Net Income (loss) from continuing operations	**(312)**	**(307)**	**(302)**	**(168)**	**(143)**	**(118)**
Reconciling items to Adjusted Net Income (Loss)[1]	(53)	(53)	(53)	0	0	0
Adjusted Net Income (Loss)	**(259)**	**(254)**	**(249)**	**(168)**	**(143)**	**(118)**

	Year Ended Dec 31, 2024 Low	Year Ended Dec 31, 2024 Base	Year Ended Dec 31, 2024 High	Year Ended Dec 31, 2025 Low	Year Ended Dec 31, 2025 Base	Year Ended Dec 31, 2025 High
Cash From Operations	(17)	(12)	(7)	5	15	25
Capital Expenditures	(65)	(65)	(65)	(65)	(65)	(65)
Free Cash Flow	**(82)**	**(77)**	**(72)**	**(60)**	**(50)**	**(40)**

(1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. As such, for the forecasted full year ended December 31, 2024, we have only included known reconciling items incurred through the nine months ended September 30, 2024. We have not included forecasted amounts for the remainder of 2024, or for the forecasted full year ended December 31, 2025.

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the press release furnished as Exhibit 99.1 to our Form 8-K dated November 6, 2024. Totals may not sum due to rounding.

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